  EXHIBIT 99.1

TOMI ENVIRONMENTAL SOLUTIONS, INC. REPORTS FIRST QUARTER 2023 FINANCIAL RESULTS

FREDERICK, MD, May 15, 2023 — TOMI Environmental Solutions, Inc.® (“TOMI”) (NASDAQ: TOMZ), a global company specializing in disinfection and decontamination utilizing its premier Binary Ionization Technology (BIT) platform through its SteraMist brand of products, announced its financial results for the first quarter of 2023.

TOMI Chief Executive Officer, Dr. Halden Shane, stated, “In the first quarter we continued to expand our sales channels and distribution networks, increased brand awareness through marketing efforts and achieved a major milestone with one of our major customers.

“During the first quarter, we expanded our sales footprint domestically and abroad with the addition of one  key manufacturing representative and five strategic distributors.

“We also received acceptance from a U.S.-based multinational pharmaceutical and biotechnology customer to supply their international facilities.  This is a major milestone for us, providing us the opportunity to potentially supply their many additional facilities around the world.

“Our first quarter revenue was impacted by revenue recognition rules and customer-imposed delivery restrictions for equipment and CES orders..  We expect to realize these revenues in subsequent quarters this year.  Our recognized revenue and customer sales backlog for the three months ended March 31, 2023, together, was approximately $3,129,000 which was comprised of recognized revenue of $1,582,000 and a customer sales backlog of approximately $1,547,000.

“We are optimistic about our performance going forward.  With our sales backlog, expanding distribution network and robust sales pipeline particularly for our CES product, we anticipate reporting improved financial results for the remainder of calendar 2023.”

1

Financial Results for the Three Months Ended March 31, 2023 compared to March 31, 2022

•	Total net revenue was $1,582,000 compared to $2,309,000.

•	Gross margin was 59.5% compared to 61.5%. The decrease in gross profit was attributable to product mix in sales.

•	Operating loss was ($1,188,000) compared to ($660,000).

•	Net loss was ($1,187,000) or ($0.06) per basic and diluted share, compared to ($659,000) or ($0.03) per basic share.

•	Adjusted EBITDA was a loss of ($941,000) compared to ($280,000). A table reconciling EBITDA to the appropriate GAAP financial measure is included with the Company’s financial information below.

Balance sheet highlights as of March 31, 2023

•	Cash and cash equivalents were approximately $2.5 million.

•	Deferred revenue was $0.6 million.

•	Working capital was $7.9 million.

•	Shareholders’ equity was $10.5 million.

Recent Business Highlights:

•	Expanded our sales channels and distribution networks with the following manufacturing representatives and distributors:

-

U.S.-based medical supplier and distributor, JANZ Corporation, holds government contracts to provide medical and healthcare products to the Department of Homeland Security, Defense Logistics Agency, and Department of Defense. This collaboration presents an opportunity for us to expand its reach into the government sector as a trusted provider of disinfection.

-

We also welcomed New England Scientific Associates (NESA) by Baker as a new independent manufacturing representative. NESA by Baker represents leading manufacturers of biotechnology and research equipment. With NESA's expertise and established infrastructure, SteraMist is well-positioned to achieve success in our new turnkey integration projects, which involves integrating SteraMist into cage washers, decontamination chambers, and other related equipment.

2

-

Globally, we joined forces with Crow Food Safety (Pty) Ltd, also trading as Crow Environmental Solutions. The company is a life science and medical industry distributor and a preferred supplier of food safety and hygiene products in South Africa and Sub-Saharan Africa, representing our first venture in this region, while furthering expansion in the food safety industry on a global scale.

-

In a strategic move to further its reach in the life sciences industry, our manufacturing representative, ARES Scientific, has evolved its service model and is now a new distributor of our products. With a track record of successfully selling SteraMist, ARES Scientific has earned a reputation as a reliable and innovative provider of cutting-edge products for vivarium and life science facilities. The new role of ARES as a SteraMist distributor opens growth opportunities for us in the life science market.

-	Added PennCare as a distributor which will help strengthen our presence in the emergency medical services market throughout the United States.

•

Expanded our presence in Canada with the addition of Technimount System which will now serve as an exclusive distributor selling capital equipment to the emergency medical services market throughout Canada. Technimount System is a highly reputable manufacturer and distributor that provides products to a variety of industries, including emergency medical services, hospitals, and military environments. With an extensive network of customers, Technimount has established itself as a trusted source for high-quality products and services.

•

Received notification of global acceptance as a vendor from Pfizer an American multinational pharmaceutical and biotechnology corporation, which we have been providing iHP decontamination services and selling capital equipment to many of its facilities for many years. This represents a major milestone for us, as it promises to allow for easier acceptance in future and additional facilities of the corporation and its subsidiaries.

•	Presented our SteraMist brand of products at three leading pharmaceutical conferences held by the International Society for Pharmaceutical Engineering (ISPE).

•	Delivered a CES system to Orna Therapeutics, a leading biotechnology company located in Massachusetts.

•	Added notable research universities customers to our growing portfolio with the addition of the University of Hawaii and Oregon State University.

3

•

Entered into a Service Agreement with LFB USA a company within the LFB Group, a leading European biopharmaceutical company specialized in the development and manufacturing of innovative biotherapies which commits LFB to engage TOMI for high level disinfection of one or more facilities.

•

Vertical Crop Consultants, a Food Safety Independent Sales Representative partner to TOMI as of late last year, was onboarded as a formal customer during our first quarter 2023. Vertical Crop has generated interest in the industry during their short time with TOMI and now as a customer completed a joint study with an American seed company and head breeder for one of the world’s most famous cannabis strains. This third-party study found SteraMist to be effective in eliminating aspergillus and powdery mildew while protecting cannabis growth and without affecting quality. Each phase of the study proved SteraMist iHP can be a consistent solution to prevent spores at every stage of the growing process, a huge cost savings for the industry.

Conference Call Information

TOMI will hold a conference call to discuss First Quarter 2023 results at 4:30 p.m. ET today, May 15, 2023.

To participate in the call by phone, dial (844) 369-8770 approximately five minutes prior to the scheduled start time and request the "TOMI Environmental Solutions first quarter earnings call." International callers please dial (862) 298-0840. To access the live webcast or view the press release, please visit the Investor Relations section of the TOMI website or register at the following link: https://www.webcaster4.com/Webcast/Page/2262/48392.

A replay of the teleconference will be available until Monday, May 29, 2023, and may be accessed by dialing (877) 481-4010. International callers may dial (919) 882-2331. Callers should use replay access code: 48392. A replay of the webcast will be available for at least 90 days on the company’s website, starting approximately one hour after the completion of the call.

4

TOMI™ Environmental Solutions, Inc.: Innovating for a safer world®

TOMI™ Environmental Solutions, Inc. (NASDAQ:TOMZ) is a global decontamination and infection prevention company, providing environmental solutions for indoor surface disinfection through the manufacturing, sales and licensing of its premier Binary Ionization Technology® (BIT™) platform. Invented under a defense grant in association with the Defense Advanced Research Projects Agency (DARPA) of the U.S. Department of Defense, BIT™ solution utilizes a low percentage Hydrogen Peroxide as its only active ingredient to produce a fog of ionized Hydrogen Peroxide (iHP™). Represented by the SteraMist® brand of products, iHP™ produces a germ-killing aerosol that works like a visual non-caustic gas.

TOMI products are designed to service a broad spectrum of commercial structures, including, but not limited to, hospitals and medical facilities, cruise ships, office buildings, hotel and motel rooms, schools, restaurants, meat and produce processing facilities, military barracks, police and fire departments, and athletic facilities. TOMI products and services have also been used in single-family homes and multi-unit residences.

TOMI develops training programs and application protocols for its clients and is a member in good standing with The American Biological Safety Association, The American Association of Tissue Banks, Association for Professionals in Infection Control and Epidemiology, Society for Healthcare Epidemiology of America, America Seed Trade Association, and The Restoration Industry Association.

For additional information, please visit http://www.tomimist.com/ or contact us at info@tomimist.com.

5

Forward-Looking Statements

This press release contain forward-looking statements that are based on current expectations, estimates, forecasts and projections of future performance based on management’s judgment, beliefs, current trends, and anticipated product performance. These forward-looking statements include, without limitation, expected sales pipeline; financial performance and operating results for 2023; upcoming launch of new products; expected growth in sales and market demand; revenue opportunities of CES products and brand recognition of our products. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. These factors include, but are not limited to, the impact of COVID-19 pandemic on our business and customers; our ability to maintain and manage growth and generate sales, our reliance on a single or a few products for a majority of revenues; the general business and economic conditions; and other risks as described in our SEC filings, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed by us with the SEC and other periodic reports we filed with the SEC. The information provided in this document is based upon the facts and circumstances known at this time. Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. You should not place undue reliance on these forward-looking statements. All information provided in this press release is as of today’s date, unless otherwise stated, and we undertake no duty to update such information, except as required under applicable law.

Use of Non-GAAP Financial Measures

To supplement our unaudited consolidated financial statements presented on a basis consistent with U.S. GAAP, we disclose certain non-GAAP financial measures for our historical performance, including EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin. We define EBITDA as net income (loss), adjusted to exclude: interest, taxes, depreciation and amortization (EBITDA) is a non-GAAP financial measure and is intended to serve as a supplement to our results provided in accordance with GAAP. We define Adjusted EBITDA as net income (loss), adjusted to exclude: interest, taxes, depreciation and amortization; stock-based compensation expense. We define Adjusted EBITDA margin as Adjusted EBITDA divided by net revenue. We believe that these historical non-GAAP financial measures provide useful information to both management and investors by excluding certain items and expenses that are not indicative of our core operating results or do not reflect our normal business operations. In addition, our management uses non-GAAP measures to evaluate our performance internally and to benchmark our performance externally against competitors. Our use of non-GAAP financial measures has certain limitations in that such non-GAAP financial measures may not be directly comparable to those reported by other companies. Although we believe that the use of non-GAAP financial measures enhances its investors’ understanding of its business and performance, our use of non-GAAP financial measures should not be considered an alternative to GAAP basis financial measures and should be read in conjunction with the relevant GAAP financial measures. Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of our performance in relation to other companies. Because of these limitations, the non-GAAP financial measure used in this release should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We seek to compensate for the limitation of our non-GAAP presentation by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable U.S. GAAP as set forth below. Investors are encouraged to review the related U.S. GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures.

6

TOMI ENVIRONMENTAL SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2023 (Unaudited)	December 31, 2022
ASSETS
Current Assets:
Cash and Cash Equivalents	$2,469,300	$3,866,733
Accounts Receivable - net	2,490,687	2,772,340
Other Receivables	164,150	164,150
Inventories	4,353,458	4,495,999
Vendor Deposits	514,203	447,052
Prepaid Expenses	412,975	388,359
Total Current Assets	10,404,773	12,134,633

Property and Equipment – net	1,274,617	1,335,331

Other Assets:
Intangible Assets – net	1,021,962	1,025,736
Operating Lease - Right of Use Asset	514,400	528,996
Other Assets	520,684	475,103
Total Other Assets	2,057,046	2,029,835
Total Assets	$13,736,436	$15,499,799

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities:
Accounts Payable	$1,281,442	$1,761,750
Accrued Expenses and Other Current Liabilities	528,800	728,703
Deferred Revenue	618,490	699,732
Current Portion of Long-Term Operating Lease	106,230	100,282
Total Current Liabilities	2,534,962	3,290,467

Long-Term Liabilities:
Long-Term Operating Lease, Net of Current Portion	730,928	761,132
Total Long-Term Liabilities	730,928	761,132
Total Liabilities	3,265,890	4,051,599

Commitments and Contingencies	-	-

Shareholders’ Equity:
Cumulative Convertible Series A Preferred Stock;
par value $0.01 per share, 1,000,000 shares authorized; 63,750 shares issued
and outstanding at March 31, 2023 and December 31, 2022	638	638
Cumulative Convertible Series B Preferred Stock; $1,000 stated value;
7.5% Cumulative dividend; 4,000 shares authorized; none issued
and outstanding at March 31, 2023 and December 31, 2022	-	-
Common stock; par value $0.01 per share, 250,000,000 shares authorized;
19,763,955 and 16,761,513 shares issued and outstanding
at March 31, 2023 and December 31, 2022, respectively.	198,240	197,640
Additional Paid-In Capital	57,882,792	57,673,559
Accumulated Deficit	(47,611,124)	(46,423,637)
Total Shareholders’ Equity	10,470,546	11,448,200
Total Liabilities and Shareholders’ Equity	$13,736,436	$15,499,799

7

TOMI ENVIRONMENTAL SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For The Three Months Ended
	March 31,
	2023	2022

Sales, net	$1,582,172	$2,308,584
Cost of Sales	640,935	887,889
Gross Profit	941,237	1,420,695

Operating Expenses:
Professional Fees	137,185	190,530
Depreciation and Amortization	88,776	82,292
Selling Expenses	376,653	340,789
Research and Development	70,520	37,076
Consulting Fees	75,455	63,210
General and Administrative	1,380,794	1,366,625
Total Operating Expenses	2,129,383	2,080,522
Income (loss) from Operations	(1,188,146)	(659,827)

Other Income (Expense):
Gain Upon Debt Extinguishment	-	-
Interest Income	659	343
Interest Expense	-	-
Total Other Income (Expense)	659	343

Income (loss) before income taxes	(1,187,487)	(659,484)
Provision for Income Taxes	-	-
Net Income (loss)	$(1,187,487)	$(659,484)

Net income (loss) Per Common Share
Basic	$(0.06)	$(0.03)
Diluted	$(0.06)	$(0.03)

Basic Weighted Average Common Shares Outstanding	19,806,622	19,718,330
Diluted Weighted Average Common Shares Outstanding	19,806,622	19,718,330

8

The following is a reconciliation of net income (loss) to EBITDA and Adjusted EBITDA (in thousands, except percentages; unaudited):

	For The Three Months Ended
	March 31,
	2023	2022
	(Unaudited)	(Unaudited)

Net income (loss)	$(1,187,487)	$(659,484)

Interest Income	(659)	(343)
Interest Expense	-	-
Depreciation and Amortization	88,776	82,292
Other	-	-
EBITDA (Loss)	$(1,099,371)	$(577,535)

Equity Compensation Expense	158,833	297,766
Other	-	-
Adjusted EBITDA (Loss)	$(940,538)	$(279,769)

Net revenue	$1,582,171	$2,308,584
Adjusted EBITDA Margin	-59%	-12%

INVESTOR RELATIONS CONTACT:

John Nesbett/Roz Christian

IMS Investor Relations

tomi@imsinvestorrelations.com

9